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[PRO-FAC LOGO]

                                                    Exhibit 99.1

                                                    Contacts:
                                                    Pro-Fac Cooperative, Inc.
                                                    585-218-4210
                                                    www.profaccoop.com


PRO-FAC COOPERATIVE, INC. RECEIVES NOTICE OF FAILURE TO COMPLY WITH NASDAQ NATIONAL MARKET LISTING STANDARD

Fairport, New York, June 7, 2006 - Pro-Fac Cooperative, Inc. (Nasdaq: PFACP), an agricultural cooperative that markets crops grown by its member-growers, today announced that on June 5, 2006 it received a notice from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") advising that the market value of the Cooperative's Class A cumulative preferred stock did not comply with the minimum $50 million market value of listed securities requirement for continued listing on the Nasdaq National Market set forth in Nasdaq Marketplace Rule 4450(b)(1)(A). In addition, the Cooperative does not comply with the alternative Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

The Cooperative has been provided 30 days, or until July 5, 2006, to regain compliance. Unless the market value of the Cooperative's Class A cumulative preferred stock is $50 million or more for a minimum of 10 consecutive business days during the 30 day period ending July 5, 2006 and Nasdaq determines the Cooperative has demonstrated compliance with Rule 4450(b)(1)(A) the Cooperative would no longer qualify for continued listing on the Nasdaq National Market. Nasdaq further advised the Cooperative that it can apply to transfer the listing of its Class A cumulative preferred stock on The Nasdaq Capital Market (formerly the Nasdaq SmallCap Market). To transfer its listing, the Cooperative must satisfy The Nasdaq Capital Market's requirements for continued listing. If the Cooperative submits an application to have its Class A cumulative preferred stock transferred to The Nasdaq Capital Market and pays the applicable listing fee by July 5, 2006, Nasdaq's initiation of any delisting proceedings will be stayed pending Nasdaq's review of the Cooperative's application. If Nasdaq does not approve the Cooperative's transfer application, Nasdaq will provide written notification to the Cooperative that its Class A cumulative preferred stock will be delisted. It is currently the Cooperative's intention to submit an application to transfer the listing of its Class A cumulative preferred stock to The Nasdaq Capital Market and to pay the applicable listing fee by July 5, 2006.


FORWARD LOOKING STATEMENTS


This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future listing of the Cooperative's Class A cumulative preferred stock. These statements are not historical facts or guarantees of future events or results. There are risks, uncertainties and other factors that could cause actual events or results to be materially different from those expressed or implied by or in such forward-looking statements, including the Cooperative's satisfaction of the continued inclusion requirements of The Nasdaq Capital Market. Additional information and factors that could cause actual events or results to be materially different are discussed in Pro-Fac's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the risk factors discussed in the Cooperative's quarterly report on Form 10-Q for its fiscal quarter ended March 25, 2006 and filed with the Securities and Exchange Commission on May 8, 2006. Forward-looking statements speak only as of the date they are made. The Cooperative undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.


ABOUT PRO-FAC:


Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus and potatoes) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac's Class A cumulative preferred stock is listed on the Nasdaq National Market system under the stock symbol, "PFACP." More information about Pro-Fac can be found on its web site at http://profaccoop.com/.



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